UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 9, 2021
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E CORPORATION	California	94-3234914
001-02348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)
(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
Equity Units	PCGU	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2021, the Compensation Committee of the PG&E Corporation Board of Directors (the “Compensation Committee”) approved a Short-Term Incentive Plan for 2021 performance (the “2021 STIP”), under which officers and employees of PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) are provided incentive-based cash compensation based on metrics that are designed to align their interests with those of PG&E Corporation and the Utility’s focus on near and long-term customer welfare (including safety and operational) and financial stability.

A summary of the 2021 STIP is included below.

Eligibility	●	Officers and employees of PG&E Corporation and the Utility are eligible to participate

Performance Period	●	January 1, 2021 through December 31, 2021

Payment Timing	●	One payment associated with the performance period, paid in early 2022

Performance Measure Categories and Weightings	●
Performance measures are designed to fall within two categories: 75% customer welfare, including safety, 25% financial stability

The specific sub-measures and relative weightings are divided into four groupings, focused on support organizations, electric operations, gas operations, or generation.  Executive officers typically receive a final score based on those for support organizations.  However, executive officers whose span of control is primarily within one of the three operating areas (electric operations, gas operations, or generation) will receive a final score based on the lower of the scores for support organizations and the applicable operating area

A description of the measure categories, sub-measures, and relative weightings within each of the four groupings is provided below

Payout Ranges	●	Threshold performance - 50%; Target performance 100%; Maximum performance - 200%

Discretion	●
The Compensation Committee retains complete and sole discretion to adjust the final performance formula or score, including to zero, on any and all incentive plan performance measures for any reason.  As part of exercising this discretion, the Compensation Committee will take into consideration, without limitation, public, employee, and contractor safety

Clawback	●	All STIP payouts to executive officers are subject to clawback under PG&E Corporation and the Utility’s Executive Incentive Compensation Recoupment Policy

A description of specific performance measures and respective weightings for the four different groupings is provided below.

Measure Category	Sub- Measures	Support Organizations	Electric Operations	Gas Operations	Generation

Customer Welfare – prioritizing public and employee safety (75%)	Electric Operations	20%	40%	-	-
	Reportable Fire Ignitions	15%	30%	-	-
	Wire-Down Events Due to Equipment Failure	5%	10%	-	-
	Gas Operations	10%	-	45%	-
	Large Overpressure Events Rate	5%	-	23%	-
	Total Dig-Ins Reduction	5%	-	22%	-
	Generation	10%	-	-	50%
	Safe Dam Operating Capacity	5%	-	-	25%
	DCPP Reliability and Safety Indicator	5%	-	-	25%
	Workforce Safety	20%	20%	20%	20%
	Days Away, Restricted & Transferred Rate	5%	5%	5%	5%
	Serious Injuries Actual	5%	5%	5%	5%
	Percent of Serious Injuries and Fatalities (“SIF”) Investigations Completed in 30 days	5%	5%	5%	5%
	Percent of SIF Corrective Action Completed Timely	5%	5%	5%	5%
	Operational Performance and Reliability	15%	15%	10%	5%
	Gas Customer Emergency Response	3.34%	-	5%	-
	911 Emergency Response	3.33%	5%	-	-
	Customers Experiencing Multiple Interruptions - Unplanned	3.33%	5%	-	-
	Average Speed of Answer for Emergencies	5%	5%	5%	5%
Financial Stability (25%)	Non-GAAP Core Earnings Per Share	25%	25%	25%	25%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: February 16, 2021	By:	/s/ JOHN R. SIMON
		Name:	John R. Simon
		Title:	Executive Vice President, General Counsel and Chief Ethics & Compliance Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: February 16, 2021	By:	/s/ BRIAN M. WONG
		Name:	Brian M. Wong
		Title:	Vice President, General Counsel and Corporate Secretary